Exhibit 23.2

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Lowe's Companies, Inc., on Form S-8 of our report dated February 19, 1999 appearing and incorporated by reference in the Annual Report on Form 10-K of Lowe's Companies, Inc. and subsidiaries for the year ended January 29, 1999.


/s/ Deloitte & Touche LLP

Charlotte, North Carolina
October 21, 1999